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                                 EXHIBIT 21.1

                            SEAGATE SOFTWARE, INC.

                        SUBSIDIARIES OF THE REGISTRANT


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                                                               STATE OR OTHER JURISDICTION OF

NAME OF SUBSIDIARY                                                      INCORPORATION
------------------                                                      -------------
Seagate Software Network & Storage Management Group, Inc.               Delaware

Seagate Software Pty. Limited                                           Australia

Seagate Software S.A.                                                   France

Seagate Software Limited                                                United Kingdom

Seagate Software GmbH                                                   Germany

Seagate Software Information Management Group Ltd.                      United Kingdom

Seagate Software Information Management Group AB                        Sweden

Seagate Software Information Management Group BV                        Holland

Seagate Software (Hong Kong) Limited                                    Hong Kong

Nippon Seagate Software KK.                                             Japan

Seagate Software Information  Management Group GmbH                     Germany

Seagate Software Pte. Ltd.                                              Singapore

Seagate Software Information Management Group (US), Inc.                Colorado

Seagate Software International Holdings Ltd.                            Cayman Islands BWI

Seagate Software GmbH                                                   Switzerland

Seagate Software Storage Management Group, Inc.                         Delaware

Seagate Software Information Management Group (Canada), Inc.            British Columbia

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